Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2023 Ended December 31, 2022

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 6, 2023--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal second quarter of 2023 ended December 31, 2022.

The results for the fiscal second quarter of 2023 ended December 31, 2022 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Revenue	$188.8	$208.5	$193.3
Gross Margin	28.1%	34.1%	35.4%
Operating Income	$8.8	$25.5	$27.7
Net Income Attributable to AOS	$6.3	$26.0	$383.0
Net Income Per Share Attributable to AOS - Diluted	$0.21	$0.88	$13.54
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Revenue	$188.8	$208.5	$193.3
Non-GAAP Gross Margin	29.5%	35.4%	36.7%
Non-GAAP Operating Income	$22.8	$37.1	$37.4
Non-GAAP Net Income Attributable to AOS	$20.0	$35.2	$34.0
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.67	$1.20	$1.20

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q2 Ended December 31, 2022” below exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation, income tax effect of non-GAAP adjustments in each of the periods presented, and equity method investment income from equity investee for the three months ended December 31, 2022 and September 30, 2022, and gain on deconsolidation and changes of the equity interest in the JV Company for the three months ended December 31, 2021. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q2 Ended December 31, 2022

  Revenue was $188.8 million, a decrease of 9.5% from the prior quarter and a decrease of 2.4% from the same quarter last year.
  GAAP gross margin was 28.1%, down from 34.1% in the prior quarter and down from 35.4% in the same quarter last year.
  Non-GAAP gross margin was 29.5%, down from 35.4% in the prior quarter and down from 36.7% in the same quarter last year.
  GAAP operating expenses were $44.3 million, down from $45.6 million in the prior quarter and up from $40.6 million in the same quarter last year.
  Non-GAAP operating expenses were $32.8 million, down from $36.6 million from last quarter and down from $33.5 million in the same quarter last year.
  GAAP operating income was $8.8 million, down from $25.5 million in the prior quarter and down from $27.7 million in the same quarter last year.
  Non-GAAP operating income was $22.8 million as compared to $37.1 million for the prior quarter and $37.4 million for the same quarter last year.
  GAAP net income per diluted share attributable to AOS was $0.21, compared to $0.88 net income per share for the prior quarter, and $13.54 net income per share for the same quarter a year ago.
  Non-GAAP net income per share attributable to AOS was $0.67 compared to $1.20 for the prior quarter and $1.20 for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $0.3 million, as compared to $36.7 million in the prior quarter.
  The Company closed the quarter with $287.8 million of cash and cash equivalents.

AOS Chairman and Chief Executive Officer Dr. Mike Chang commented, “While our business was negatively impacted by the industry-wide inventory correction and reduction of customer demand, we are proactively implementing measures to ensure that we emerge from this downturn stronger and more successful than ever. Even as we project a decline in our March quarter revenue, we expect to recover a good portion of the sequential decline in the June quarter, with further recovery in the 2nd half of calendar year 2023, especially with the re-opening of China.”

Dr. Chang continued, “While this temporary slowdown is disappointing, the fundamentals of our business are the strongest that they have ever been, which will enable us to meet this challenge. In 2022, we set records across almost every metric. Our annual revenue was a record $794 million and non-GAAP earnings per share was a record $4.16. These successes were driven by many critical achievements, including a significant increase in record Tier 1 customers and market share across most of our product segments.”

“AOS has been in business for over two decades and inventory corrections and market cycles are a natural and healthy part of our industry. Demand for more and better power management is being driven by what we call the ‘electrification of everything’. We believe this tailwind is here to stay despite this temporary headwind, and we are in an excellent position to continue to win and thrive in this market. We enter 2023 with many strengths: growing product offerings, promising technology roadmaps, diverse and expanding manufacturing capabilities, strong relationships with strategic customers and a robust balance sheet, which will enable us to navigate the current economic environment while keeping our eyes on achieving our one-billion-dollar annual revenue target in the next couple of years.”

Business Outlook for Fiscal Q3 Ending March 31, 2023

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the third quarter of fiscal year 2023 are as follows:

  Revenue to be approximately $130 million, plus or minus $5 million.
  GAAP gross margin to be 22.5%, plus or minus 1%. We anticipate non-GAAP gross margin to be 24.5%, plus or minus 1%.
  GAAP operating expenses to be in the range of $45.5 million, plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $35.5 million, plus or minus $1 million.
  Interest expense is expected to be approximately $1.2 million, and
  Tax expense is expected to be in the range of $1.3 million to $1.5 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter ended December 31, 2022 today, February 6, 2023 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (844) 200-6205 or +1 (929) 526-1599 if dialing from outside the United States and Canada. The access code is 529922. A live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, market trends in the semiconductor industry; our ability to navigate economic downturns and expected recovery timeline; anticipated earnings power and non-GAAP EPS on an annual basis, our growth opportunities and new markets, our annual revenue target, projected amount of revenue, gross margin, operating income, income tax expenses, net income, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, our objectives to achieve revenue target, our ability to continue to win and acquire market share and other information under the section entitled “Business Outlook for Fiscal Q3 Ending March 31, 2023”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic and government policies on our business operations in China; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating expenses, operating income, net loss attributable to AOS, net income, diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and profession fees related to government investigation, amortization of purchased intangible, income tax effect of non-GAAP adjustments, equity method investment income from equity investee, and gain on deconsolidation and changes of the equity interest in the JV Company. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin and operating expenses. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included amount of income tax effect of non-GAAP adjustments in the non-GAAP net income of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, graphic cards, flat panel TVs, home appliances, smart phones, battery packs, quick chargers, home appliances, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Revenue	$188,760	$208,476	$193,319	$397,236	$380,354
Cost of goods sold	135,719	137,348	124,954	273,067	247,422
Gross profit	53,041	71,128	68,365	124,169	132,932
Gross margin	28.1%	34.1%	35.4%	31.3%	34.9%

Operating expenses:
Research and development	21,468	21,389	16,516	42,857	34,328
Selling, general and administrative	22,788	24,205	24,132	46,993	45,938
Total operating expenses	44,256	45,594	40,648	89,850	80,266
Operating income	8,785	25,534	27,717	34,319	52,666

Other income (loss), net	(903)	(16)	473	(919)	457
Interest expense, net	(397)	(608)	(541)	(1,005)	(2,717)
Gain on deconsolidation of the JV Company	—	—	399,093	—	399,093
Loss on changes of equity interest in the JV Company, net	—	—	(7,641)	—	(7,641)
Net income before income taxes	7,485	24,910	419,101	32,395	441,858

Income tax expense	1,659	1,374	34,096	3,033	35,416
Net income before income from equity method investment	5,826	23,536	385,005	29,362	406,442
Equity method investment income from equity investee	511	2,502	—	3,013	—
Net income	6,337	26,038	385,005	32,375	406,442
Net loss attributable to noncontrolling interest	—	—	2,007	—	20
Net income attributable to Alpha and Omega Semiconductor Limited	$6,337	$26,038	$382,998	$32,375	$406,422

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.23	$0.95	$14.40	$1.18	$15.35
Diluted	$0.21	$0.88	$13.54	$1.10	$14.53

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income per share
Basic	27,511	27,391	26,593	27,451	26,479
Diluted	29,576	29,423	28,287	29,499	27,963

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	December 31, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$287,805	$314,352
Restricted cash	288	299
Accounts receivable, net	53,223	65,681
Inventories	163,823	158,040
Other current assets	12,004	11,220
Total current assets	517,143	549,592
Property, plant and equipment, net	350,950	318,666
Operating lease right-of-use assets	23,474	23,674
Intangible assets, net	8,389	10,050
Equity method investment	365,115	378,378
Deferred income tax assets	566	592
Other long-term assets	20,008	17,677
Total assets	$1,285,645	$1,298,629
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$65,799	$87,377
Accrued liabilities	98,107	116,893
Payable related to equity investee, net	21,570	28,989
Income taxes payable	5,620	4,248
Short-term debt	25,045	25,563
Finance lease liabilities	835	802
Operating lease liabilities	4,553	3,850
Total current liabilities	221,529	267,722
Long-term debt	44,101	42,486
Income taxes payable - long-term	2,227	2,158
Deferred income tax liabilities	27,136	28,757
Finance lease liabilities - long-term	3,658	3,932
Operating lease liabilities - long-term	19,713	20,878
Other long-term liabilities	67,607	78,603
Total liabilities	385,971	444,536
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at December 31, 2022 and June 30, 2022	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 34,181 shares and 27,565 shares, respectively at December 31, 2022 and 33,988 shares and 27,371 shares, respectively at June 30, 2022	68	68
Treasury shares at cost: 6,616 shares at December 31, 2022 and 6,617 shares at June 30, 2022	(65,990)	(66,000)
Additional paid-in capital	316,141	288,951
Accumulated other comprehensive income (loss)	(12,904)	1,080
Retained earnings	662,359	629,994
Total equity	899,674	854,093
Total liabilities and equity	$1,285,645	$1,298,629

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP gross profit	$53,041	$71,128	$68,365	$124,169	$132,932
Share-based compensation	1,748	1,788	1,709	3,536	2,278
Amortization of purchased intangible	811	812	811	1,623	1,623
Non-GAAP gross profit	$55,600	$73,728	$70,885	$129,328	$136,833
Non-GAAP gross margin as a % of revenue	29.5%	35.4%	36.7%	32.6%	36.0%

GAAP operating expense	$44,256	$45,594	$40,648	$89,850	$80,266
Share-based compensation	11,343	8,808	6,838	20,151	10,904
Legal costs related to government investigation	110	142	293	252	724
Non-GAAP operating expense	$32,803	$36,644	$33,517	$69,447	$68,638

GAAP operating income	$8,785	$25,534	$27,717	$34,319	$52,666
Share-based compensation	13,091	10,596	8,547	23,687	13,182
Amortization of purchased intangible	811	812	811	1,623	1,623
Legal costs related to government investigation	110	142	293	252	724
Non-GAAP operating income	$22,797	$37,084	$37,368	$59,881	$68,195
Non-GAAP operating margin as a % of revenue	12.1%	17.8%	19.3%	15.1%	17.9%

GAAP net income attributable to AOS	$6,337	$26,038	$382,998	$32,375	$406,422
Share-based compensation	13,091	10,596	8,547	23,687	13,182
Amortization of purchased intangible	811	812	811	1,623	1,623
Gain on deconsolidation and changes of the equity interest in the JV Company	—	—	(391,452)	—	(391,452)
Equity method investment income from equity investee	(511)	(2,502)	—	(3,013)	—
Legal costs related to government investigation	110	142	293	252	724
Income tax effect of non-GAAP adjustments	122	119	32,800	241	32,801
Non-GAAP net income attributable to AOS	$19,960	$35,205	$33,997	$55,165	$63,300
Non-GAAP net margin attributable to AOS as a % of revenue	10.6%	16.9%	17.6%	13.9%	16.6%

GAAP net income attributable to AOS	$6,337	$26,038	$382,998	$32,375	$406,422
Share-based compensation	13,091	10,596	8,547	23,687	13,182
Amortization and depreciation	10,804	9,352	11,938	20,156	25,660
Gain on deconsolidation and changes of the equity interest in the JV Company	—	—	(391,452)	—	(391,452)
Equity method investment income from equity investee	(511)	(2,502)	—	(3,013)	—
Interest expense, net	397	608	541	1,005	2,717
Income tax expense	1,659	1,374	34,096	3,033	35,416
EBITDAS	$31,777	$45,466	$46,668	$77,243	$91,945

GAAP diluted net income per share attributable to AOS	$0.21	$0.88	$13.54	$1.10	$14.53
Share-based compensation	0.44	0.36	0.30	0.80	0.47
Amortization of purchased intangible	0.03	0.03	0.03	0.05	0.06
Gain on deconsolidation and changes of the equity interest in the JV Company	—	—	(13.84)	—	(14.00)
Equity method investment income from equity investee	(0.02)	(0.09)	—	(0.10)	—
Legal costs related to government investigation	0.00	0.01	0.01	0.01	0.03
Income tax effect of non-GAAP adjustments	0.01	0.01	1.16	0.01	1.17
Non-GAAP diluted net income per share attributable to AOS	$0.67	$1.20	$1.20	$1.87	$2.26

Shares used to compute GAAP diluted net income per share	29,576	29,423	28,287	29,499	27,963
Shares used to compute Non-GAAP diluted net income per share	29,576	29,423	28,287	29,499	27,963

Contacts

Investor and media inquiries:

The Blueshirt Group
Gary Dvorchak, CFA
In US +1 323 240 5796
In China +86 (138) 1079-1480
gary@blueshirtgroup.com

Yujia Zhai
The Blueshirt Group
Yujia@blueshirtgroup.com
+1 (860) 214-0809